EXHIBIT 10.15

TRANSLATION FOR CONVENIENCE ONLY - NOT LEGALLY BINDING

TRANSLATION

LICENSE AGREEMENT

Entered into

Between

WATER BANK OF AMERICA INC.

And

4287762 CANADA INC.

TO WHICH INTERVENES:

ANTIROUILLE METROPOLITAIN CANADA LTD.

BETWEEN:
WATER BANK OF AMERICA INC., legal person duly incorporated pursuant to the Canada Business Corporations Act, having its head office at 5 Place Ville Marie, Suite 1108, Montreal, Province of Quebec, H3B 2G2, herein .represented by Mr. Jean-Jean Pelletier, duly authorized as he so declares;

(hereinafter referred to as “WBOA”)

AND:
4287762 CANADA INC., legal person duly incorporated in virtue of the Canada Business Corporations Act, having its head office at 12271 Route 11, Village Blanchard, New-Brunswick, E8P 1R4, represented herein by Mr. Bruno St-Onge, duly authorized to act herein as he so declares;

(hereinafter referred to as “CANADA INC.”)

AND TO WHICH INTERVENES:
ANTIROUILLE MÉTROPOLITAIN CANADA LTÉE, legal person duly incorporated pursuant to the Canadian Business Corporations Act, having its head office at 3175 Thibeau Blvd., Trois-Rivières, Province of Quebec, G8T 1G4, duly represented by Mr. Bruno St-Onge, duly authorized to act herein as he so declares;

(hereinafter referred to as the “INTERVENANT”)

WHEREAS on February 11, 2006, WBOA sold to the INTERVENANT all but not less than all the shares issued and in circulation from the capital stock of CANADA INC.;

WHEREAS CANADA INC. presently uses the logo and trade mark “Ice Rocks” which are apposed on water bottles of various sizes;

WHEREAS WBOA is the proprietor of the trade mark “Ice Rocks” and of the logo “Ice Rocks” (hereinafter referred to as the “INTELLECTUAL PROPERTY”) which reproduction of the trade mark “Ice Rocks” and its logo is annexed hereto as Annex “A”;

WHEREAS CANADA INC. wishes to acquire from WBOA the right to use the INTELLECTUAL PROPERTY and WBOA wishes to license to CANADA INC. the right to use the INTELLECTUAL PROPERTY;

WHEREAS the parties hereto recognize the essentialness to set out the terms and conditions relating to the use of the INTELLECTUAL PROPERTY by CANADA INC., in writing;

WHEREAS CANADA INC. understands and appreciates the importance of the INTELLECTUAL PROPERTY for WBOA;

WHEREAS WBOA committed itself in virtue of a Spring Water Supply Agreement and in virtue of an Agreement for the Manufacture of Secured Spring Water Ice Cubes and Water Bottles, entered into between the same parties herein on February 11, 2006, not to associate the trade mark “Ice Rocks” to its products which contain treated water (i.e.: water bottles and secured ice cubes containing treated water).

THE PARTIES AGREE TO THE FOLLOWING:

ARTICLE 1 - PREAMBLE

1.0	The above-mentioned preamble shall form an integral part of the present Agreement.

ARTICLE 2 - DEFINITIONS

2.1	When utilized by the present Agreement or any modification thereof, the following expressions have the meaning which are attributed to them hereinafter:

2.1.1	“EFFECTIVE DATE” means, unless an express disposition to the contrary exists in the present Agreement, the date on which the last parties to these presents signed this Agreement;

2.1.2	“AGREEMENT” means, the present Agreement and Annex “A” attached hereto;

2.1.3	“TERM OF THE PRESENT AGREEMENT” means, the initial term stated at paragraph 3.1 of these presents.

ARTICLE 3 - NOMINATION AND GRANTING OF A LICENSE

3.1
Under reserve of the methods enunciated in the present Agreement, WBOA grants to CANADA INC. and CANADA INC. accepts from WBOA the right and authorization to use the INTELLECTUAL PROPERTY on a non-exclusive basis, solely for the purpose of embottling and packing of spring water bottles of various sizes in New-Brunswick;

3.2	Under reserve of the provisions contained in the present Agreement, it is strictly prohibited for CANADA INC. to use the INTELLECTUAL PROPERTY or to permit its utilization or its use.

ARTICLE 4 - TERM OF THE AGREEMENT

4.1
Subject to CANADA INC. not being in default in virtue of the present Agreement, the present Agreement shall remain in force for a period of twenty (20) years starting from the effective date and terminating on February 11, 2026;

4.2
In the event that CANADA INC. would be in default pursuant to the present Agreement, the present Agreement will be terminated in accordance with Article 11 of these presents. In that event, CANADA INC., will immediately cease using the INTELLECTUAL PROPERTY and shall convey to WBOA, in writing, within thirty (30) days following the sending of the notice provided for at Article 11 of the present Agreement, a complete inventory of all bottles bearing the INTELLECTUAL PROPERTY (hereinafter referred to as the “INVENTORY”). WBOA will be entitled to send a representative on premises in order to verify the correctness of the INVENTORY, which INVENTORY will have to be liquidated without delay.

ARTICLE 5 - RESPONSIBILITIES AND OBLIGATIONS OF CANADA INC.

5.1	CANADA INC. understands, recognizes and agrees that the INTELLECTUAL PROPERTY is important for WBOA. Consequently, CANADA INC.:

5.1.1
Shall execute its obligations pursuant to the terms of the present Agreement, loyally, honestly and with diligence and shall deploy all reasonable efforts in commerce in order to promote the INTELLECTUAL PROPERTY;

5.1.2	Shall utilize the INTELLECTUAL PROPERTY with care, assiduity and effectiveness.

ARTICLE 6 - LICENSE FEE

6.1	In consideration of the privileged, contractual relationship between the parties, no license fee or royalty payments to CANADA INC. shall be charged for the use of the INTELLECTUAL PROPERTY.

ARTICLE 7 - PROTECTION OF THE INTELLECTUAL PROPERTY

7.1
CANADA INC. acknowledges and declares that WBOA is the sole title holder of the rights relating to the INTELLECTUAL PROPERTY. Furthermore, CANADA INC. acknowledges that the Agreement and/or the use of the INTELLECTUAL PROPERTY shall not have in any circumstance, the effect of conferring any right whatsoever to CANADA INC. in the INTELLECTUAL PROPERTY except for the right to use said INTELLECTUAL PROPERTY in conformity with the provisions set forth in the present Agreement. CANADA INC. is prohibited to use a reduced or modified or abbreviated form of the INTELLECTUAL PROPERTY or otherwise use the INTELLECTUAL PROPERTY in a manner in which CANADA INC. conveys that it is the proprietor of the INTELLECTUAL PROPERTY. During the course of the term of the present Agreement, nor at any time following its termination, CANADA INC. shall not, directly or indirectly, attempt to obtain the registration of the INTELLECTUAL PROPERTY in whatever place in the world or attempt to lower the value of the good will pertaining to the INTELLECTUAL PROPERTY;

7.2	Without limiting the scope of the foregoing, CANADA INC. undertakes:

(i)
to sign, be it simultaneously with the signature of the present Agreement or without delay upon WBOA’s request, all agreements and/or all documents which WBOA deems necessary for the protection of its interests and its rights relating to the INTELLECTUAL PROPERTY and to respect all legislation governing the present agreement (i.e.; laws relating to the protection of the commercial names, trade marks, etc.);

(ii)
to abstain from using the INTELLECTUAL PROPERTY, or any variant of the INTELLECTUAL PROPERTY, in a manner to integrate it in its corporate name or in its commercial designation or in any other way other than what is provided for in the present Agreement, with exception to the regulatory norms applicable to the contrary.

7.3
CANADA INC. shall use the INTELLECTUAL PROPERTY in a manner in which to adequately protect all of WBOA’s rights. CANADA INC. is prohibited from taking any measures susceptible to render the INTELLECTUAL PROPERTY null, to harm WBOA’s rights or to create rights which are opposed to those of WBOA;

7.4	No property rights in the INTELLECTUAL PROPERTY are transferred to CANADA INC. in virtue of the present Agreement;

7.5
With the exception of the use of the INTELLECTUAL PROPERTY as stipulated in the present Agreement, CANADA INC. shall conduct business under its own corporate name and conclude all contracts, banking arrangements, securities, documents and other acts or agreements solely under its own corporate name. CANADA INC. shall enter its own corporate name on all purchase orders, cash receipts and stationery, and shall advise each supplier and all other person with which it conducts business, that it is an independent contractor and that all debts incurred by it are on behalf of CANADA INC.;

7.6	If CANADA INC. is informed:

(i)	of the real or apprehended violation of the real or apprehended counterfeit of the INTELLECTUAL PROPERTY or,

(ii)	of all real or apprehended attempts by third parties with a view to delude or to enter into unfair competition with WBOA or,

(iii)	that a third party alleges, claims or projects to allege or claims that the INTELLECTUAL PROPERTY is likely to be a source of deception or of confusion in the public or,

(iv)	that a third party alleges, claims or projects to allege or claims that the INTELLECTUAL PROPERTY violates or impedes his rights in one way or another;

CANADA INC. shall immediately advise WBOA and shall communicate to the latter all information which it has in its possession to that effect. The parties undertake to consult each other mutually on the modus operandi to adopt in order to confront each violation or counterfeit of the INTELLECTUAL PROPERTY. In the event that WBOA takes the responsibility to defend or to institute the appropriate legal proceedings, CANADA INC. undertakes, in the name and to the expense of WBOA, to sign all documents and to do all things, including without restriction, to be party to all procedure which, in the opinion of WBOA’s attorneys, could be necessary to carry through the legal proceedings.

Notwithstanding the foregoing, if WBOA refuses to institute legal proceedings and informs CANADA INC., in writing, that it has no objection that CANADA INC. institutes the legal proceedings, CANADA INC., shall have the liberty to institute said proceedings at its own costs. In that event, WBOA shall offer its full cooperation with respect to said legal proceedings. However, WBOA can, at its own cost, join all pending legal proceedings instituted by CANADA INC. if WBOA judges that the joining to said legal proceedings are opportune in the circumstances. In addition, CANADA INC. agrees that all legal proceedings instituted by it with a view to protect the INTELLECTUAL PROPERTY, at the exception of all monetary claims, shall be for the behalf and in the interest of WBOA. The expression legal proceedings utilized in the present Agreement encompasses all demand letters, negotiations and dispute settlements, including all arbitrations, as well as validly filed lawsuits with a competent tribunal. CANADA INC., shall, in no case have, without the written approval of WBOA, the authority to carry out the settlement or to carry through a compromise (trade off) on a question which could affect, attenuate, diminish or limit, in any which way whatsoever, WBOA’s property rights in the INTELLECTUAL PROPERTY or WBOA’s right to use the INTELLECTUAL PROPERTY.

ARTICLE 8 - PUBLICITY AND PROMOTION

8.1	In its publicity and promotion CANADA INC.:

8.1.1	Shall publicize and promote in a manner in which to honour the reputation of WBOA and the INTELLECTUAL PROPERTY;

8.1.2
Shall ensure that all publicity and promotional materials do not contain any false representations, that said materials respect the norms set out by the Code of Ethics governing advertising, that said promotional materials be in conformity with the totality of the applicable legislation and that it be compatible with the practices and promotions established at the occasion by WBOA;

8.1.3
With a view to guaranteeing the foregoing, CANADA INC. shall present to WBOA, with a view to obtain its prior written approval, all publicity and promotional material bearing the INTELLECTUAL PROPERTY as well as all other material bearing the INTELLECTUAL PROPERTY. WBOA shall be deemed to have conveyed its required approval if CANADA INC. fails to receive a written disapproval to that effect, within thirty (30) days following the date at which WBOA receives the aforementioned material.

ARTICLE 9 -REPRESENTATIONS AND WARRANTIES OF WBOA

9.1	WBOA declares and warrants the following to CANADA INC.:

9.1.1	WBOA has the right to grant to CANADA INC., the license and the right to use the INTELLECTUAL PROPERTY in conformity with and subordinate to the other provisions of the present Agreement.

ARTICLE 10 - SALE, ASSIGNMENT, TRANSFER

10.1	The present Agreement shall enure to the benefit of the successors and ayants droit of WBOA;

10.2	CANADA INC. has no right to assign its rights and obligations pursuant to the terms of the present Agreement to any one whatsoever, except for its ayants droit;

ARTICLE 11 - EVENTS OF DEFAULT

11.1
The following events shall be deemed to be events of default and confer to WBOA the right to terminate the present Agreement by conveying to CANADA INC., a thirty (30) day written notice to that effect;

11.1.1
If CANADA INC. is in default in virtue of the Spring Water Supply Agreement and the Manufacture of Secured Spring Water Ice Cubes and Water Bottle Agreement, which Agreements were both entered into on February 11, 2006;

11.1.2	If CANADA INC. fails to pay on the due date, any amount due pursuant hereto;

11.1.3	If CANADA INC. fails to respect one or several clauses of the present Agreement;

11.1.4	If CANADA INC. is declared bankrupt or insolvent by a competent Court, assign their business or all or a substantial part of their property for the benefit of their creditors, in general;

11.1.5
If CANADA INC. otherwise than within the scope of an internal reorganization authorized in writing by WBOA proceeds with the liquidation of its business or all or a substantial part of its property or the winding up of its corporate entity;

11.1.6
If CANADA INC. avails itself of a law providing for the protection of insolvency or of a law relating to reorganization, arrangement, liquidation or any other similar law affecting the rights of creditors, in general;

11.1.7
If CANADA INC. files a proposal within the terms of the Bankruptcy and Insolvency Act (Canada) or does not dispute the filing by a third person of a petition for bankruptcy within the terms of the said Act;

11.1.8
If CANADA INC. requests the nomination of a trustee, liquidator or a receiver to administer or liquidate its business or all or a substantial part of its property or does not dispute the filing by a third person of a petition providing for said nomination;

11.1.9
If the business of CANADA INC. or all or a substantial part of its property are the object of a repossession by a creditor or are under receivership or if a liquidator is nominated, to administer or liquidate its business or all of a substantial part of its property, unless said repossession, receivership or nomination of a liquidation is cancelled within a period of thirty (30) days;

11.1.10	Without limiting the generality of the foregoing, if CANADA INC. violates one or several of its obligations incumbent upon it pursuant to the present Agreement.

ARTICLE 12 - GOVERNING LAW

12.1	This Agreement shall be governed by the laws in force and in effect in the Province of Quebec;

ARTICLE 13 - GENERAL PROVISIONS

13.1
The headings and the numbering of the provisions contained in the present Agreement or in its Annexes are inserted solely for the purpose of facilitating its reading and they shall in no way affect the interpretation of a provisions;

13.2
The parties hereby acknowledge and agree that each is an independent contractor, that neither party shall be considered the agent, representative, master or servant of the other, for any purpose whatsoever, and that neither party has any authority to enter into any contract, to assume any obligations, or to give any warranties or representations on behalf of the other party hereto. Nothing in this Agreement shall be construed to create a relationship of partners, joint ventures, fiduciaries, agency or any other similar relationship between the parties;

13.3
Except as expressly provided to the contrary herein, each section, term and provision of this Agreement, and any portion thereof shall be considered severable and if for any reason, any such provision of this Agreement is held to be invalid, contrary to, or in conflict with any applicable present or future law or regulation in a final, unappealable ruling issued by any Court, agency or arbitration, tribunal with competent jurisdiction in a proceeding to which WBOA, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement, as may remain otherwise intelligible, which shall continue to be given full force and effect and bind the parties hereto. However, any portion held to be invalid shall be deemed not to be a part of this Agreement;

13.4
The waiver by WBOA or by CANADA INC., as the case may be, of a breach of any terms or condition contained in this Agreement shall not be deemed to be a waiver of such term or condition or of any subsequent breach of the same or of any term or condition herein contained. The subsequent acceptance by WBOA of any amount payable hereunder whether by CANADA INC. or otherwise, shall not be deemed to be a waiver of any preceding breach of any term or condition of this Agreement, other than the failure to pay the particular amount so accepted, regardless of WBOA’s knowledge of such preceding breach at the time of acceptance of such amount. No term or condition of this Agreement shall be deemed to have been waived by WBOA or CANADA INC. unless such waiver shall be in writing;

13.5	The respect of the delays provided for in the present Agreement is an essential element hereto;

13.6
Each of the parties hereto hereby covenants and agrees to execute and deliver such further and other agreements or documents and to cause to be done and perform any further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement;

13.7
All notices, consents, approvals, statements, authorizations, documents or other communications required or permitted to be given hereunder shall be in writing, and shall be delivered personally or by express courier to the said parties at their respective addresses set forth hereunder, namely:

TO:	WBOA 5 Place Ville Marie, bureau 1108 Montreal, Quebec H3B 2G2

TO:	4287762 CANADA INC. 3175 Thibeau Blvd. Trois-Rivières, Quebec G8T 1G4

TO:	ANTIROUILLE METROPOLITAIN CANADA LTÉE 3175 Thibeau Blvd. Trois-Rivières, Quebec G8T 1G4

Or at any such other address or addresses as the interested party may designate by notice, in writing, so given to the other party hereto, as provided herein before;

13.8
This Agreement, the documents referred to therein or annexed hereto constitute the entire, full and complete agreement between WBOA and CANADA INC., concerning the subject matter hereof and supercede all prior agreements. Each of the parties acknowledges that no other representations have been made or have induced either of the parties to execute this Agreement and there are no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein which are of any force or effect with reference to this Agreement or otherwise. No amendment, change or variant from this Agreement shall be binding on either party unless executed in writing;

13.9
All rights, remedies and recourses of the parties pursuant to this Agreement are cumulative and not alternative to all of its other rights, recourses and remedies hereunder, under any other agreement between the parties, at law or in equity;

13.10
Subject to the restrictions on assignment contained in this present Agreement, this Agreement shall enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, successors and assigns;

13.11	Neither party shall be liable to the other for such parties failure to perform its obligations hereunder if such failure is due to a case of force majeure beyond the reasonable control of such party.

ARTICLE 14 - INTERVENTION

14.1	The INTREVENANT hereby intervenes hereto in order to attest that it has taken cognizance of the present Agreement and that it is in accordance with the terms and conditions contained thereto.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE SIGNED THIS AGREEMENT:

At Trois-Rivières, this 11th day of the month of February 2006.

WATER BANK OF AMERICA INC.

(SGD)

Per: Jean-Jean Pelletier, Administrator
duly authorized as he so declares

4287762 CANADA INC.

(SGD)

Per: Bruno St-Onge, Administrator
duly authorized as he so declares

ANTIROUILLE METROPOLITAIN CANADA LTÉE

(SGD)

Per: Bruno St-Onge, Administrator
duly authorized as he so declares

Document annexed to the undersigned notary’s minute #13 737
after having been recognized as true, correct and signed for identification purposes in the presence of the undersigned notary.

(SGD) Jean Jean Pelletier
(SGD) Bruno St-Onge
(SGD) Bruno St-Onge
(SGN) Notary Danielle Lesieur